November 15, 2019

XAI Octagon Floating Rate & Alternative Income Term Trust

321 North Clark Street, Suite 2430

Chicago, Illinois 60654

Re:	XAI Octagon Floating Rate & Alternative Income Term Trust —

Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to XAI Octagon Floating Rate & Alternative Income Term Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 1,104,000 shares (the “Shares”) (including 144,000 shares subject to an over-allotment option) of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).

This opinion is being furnished to you in accordance with the requirements of sub-paragraph (l) of Item 25 of Part C of Form N-2 Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)      the notification of registration on Form N-8A (File No. 811-23247) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on April 7, 2017;

(ii)      the registration statement on Form N-2 (File Nos. 333-227640 and 811-23247) of the Trust relating to the offering of Common Shares filed with the Commission on October 1, 2018 under the Securities Act and the 1940 Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), Pre-Effective Amendments Nos. 1 through 2 thereto, Post-Effective Amendments Nos. 1 through 2 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations, and the Notice of Effectiveness of the Commission posted on its website declaring such

XAI Octagon Floating Rate & Alternative Income Term Trust

November 15, 2019

registration statement effective on March 12, 2019 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(iii)    the prospectus and Statement of Additional Information of the Trust, each dated March 12, 2019, in the form filed with the Commission on November 15, 2019 pursuant to Rule 497 of the Securities Act Rules and Regulations (such prospectus and Statement of Additional Information being hereinafter referred to collectively as the “Base Prospectus”);

(iv)    the preliminary prospectus supplement of the Trust, dated November 14, 2019 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of Securities, in the form filed with the Commission on November 14, 2019 pursuant to Rule 497(c) of the Securities Act Rules and Regulations;

(v)    the final prospectus supplement of the Trust, dated November 15, 2019 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering of Securities, in the form filed with the Commission on November 15, 2019 pursuant to Rule 497(h) of the Securities Act Rules and Regulations (such final prospectus and Statement of Additional Information being hereinafter referred to as the “Prospectus”);

(vi)    an executed copy of the Underwriting Agreement;

(vii)    an executed copy of a certificate of John P. McGarrity, Secretary of the Trust, dated the date hereof (the “Secretary Certificate”);

(viii)   a copy of the Trust’s Certificate of Trust, dated as of April 4, 2017, as amended by Certificates of Amendments dated as of July 13, 2017 and August 31, 2017 (the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware on November 14, 2019, and certified pursuant to the Secretary’s Certificate;

(ix)     a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of July 13, 2017, as amended by the Certificate of Amendment to the Trust’s Second Amended and Restated Declaration of Trust, dated August 31, 2017, by the Trustees of the Trust, certified pursuant to the Secretary’s Certificate;

(x)     a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(xi)    copies of certain resolutions of the Board of Trustees of the Trust adopted on August 15, 2018 and November 8, 2019, and certain resolutions of the Offering Committee of the Board of Trustees of the Trust adopted on November 8, 2019, November 14, 2019 and November 15, 2019, certified pursuant to the Secretary’s Certificate; and

XAI Octagon Floating Rate & Alternative Income Term Trust

November 15, 2019

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We do not express any opinion as to any laws other than the DSTA.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when (i) the Shares are issued and sold in accordance with the terms of the Underwriting Agreement and (ii) the issuance of the Shares has been duly registered into the share record books of the Trust and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and under the DSTA, the holders of the Shares will have no obligation to make further payments for the purchase of such Shares or contributions to the Trust solely by reason of their ownership of such Shares except for their obligation to repay any funds wrongfully distributed to them.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the captions “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

XAI Octagon Floating Rate & Alternative Income Term Trust

November 15, 2019

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH